UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2017

QUINPARIO ACQUISITION CORP. 2

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36788	47-1347291
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12935 N. Forty Drive, Suite 201, St. Louis, MO	63141
(Address of Principal Executive Offices)	(Zip Code)

(314) 548-6200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2017, Quinpario Acquisition Corp. 2 (the “Company”) entered into an amendment (“Amendment”) to the Investment Management Trust Agreement with Continental Stock Transfer & Trust Company, the trustee of the Company’s trust account established in connection with the Company’s initial public offering (“Trust Account”). The Amendment provides for the ability of the Company to withdraw interest earned on the funds held in the Trust Account for the Company’s working capital needs, as described in more detail in the Company’s definitive proxy statement, dated December 30, 2016. The Amendment was consented to by the holders of public shares that elected to remain shareholders of the Company following the Company’s special meeting of stockholders held on January 19, 2017.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)        Exhibits:

Exhibit	Description

10.1	Amendment to Investment Management Trust Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2017

QUINPARIO ACQUISITION CORP. 2

By:	/s/ D. John Srivisal
D. John Srivisal
President and Chief Executive Officer

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